UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Between March 12, 2019 and March 29, 2019, (the “Issuance Dates”) Jerrick Media Holdings, Inc. (the “Company”) conducted the second closing of an offering (the “Offering”) of the Company’s convertible promissory notes (the “Notes”) and warrants to purchase common stock (the “Warrants”). In connection with the Offering, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with nine accredited investors (the “Purchasers”) for an aggregate purchase price of $592,500 (the “Purchase Price”). The total Offering amount of the Company’s Notes and Warrants could be up to $3,000,000.  The current aggregate amount of cash proceeds from the Offering is approximately $1,092,500. One or more additional closings may occur on or before May 2019 (“Final Closing”).

Convertible Notes

The Company issued the Notes in the principal aggregate amount of $592,500. The Notes accrue interest at a rate of 10% per annum and the interest is payable in kind upon the twelve (12) month anniversary of the Notes. The Notes have maturity dates between March 12, 2020 and March 29, 2020, respectively (the “Maturity Dates”). The Notes are convertible any time after its issuance. The Purchasers have the right to convert the Notes into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at the lesser of (i) a fixed conversion price equal to $0.25 per share or (ii) the price provided to investors in connection with (a) any private placement offerings or one or more registered public offerings by the Company under the Securities Act, pursuant to which the Company receives monies in the amount greater than $1,500,000 in exchange for securities of the Company between the First Closing Date and the date on which the Company’s consummates a listing onto a national securities exchange, or (b) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange (a “Qualified Offering”).

In the event that the Purchasers do not choose to convert the Notes into the Common Stock on or prior to the Maturity Dates, the principal and interest evidenced by the Note shall be mandatorily converted upon the earlier of (i) the listing of the Common Stock onto a national securities exchange, or (ii) upon a Qualified Offering.

Warrants

The Warrants are exercisable into a total of 782,100 shares of the Company’s common stock. The Warrants issued in this transaction are immediately exercisable at an exercise price of $0.30 per share, subject to applicable adjustments. The Warrants expire four (4) years from the original issue date.

The foregoing description of the terms of the Purchase Agreements, Notes and Warrants do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are incorporated by reference to exhibits 10.1, 4.1, and 10.2 to the Current Report on Form 8-K filed on February 26, 2019.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the securities whose information is set forth in Item 1.01 and this Item 3.02 of this Current Report on Form 8-K were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. All of the securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2019).
10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2019).
10.2	Form of 10% Convertible Promissory Note (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2019).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: April 2, 2019	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

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